Exhibit 99.1

Contact: Erin Leventhal Kintera Inc. erin.leventhal@kintera.com Cell: 619-507-4647

Kintera Announces Financial Results for Fiscal Year 2005

Fiscal Year Revenue Increases 73 Percent to Nearly $41 Million Year-Over-Year

SAN DIEGO – March 15, 2006 – Kintera® Inc. (NASDAQ: KNTA), the leading provider of software as a service to the nonprofit and government sectors, today announced financial results for the fiscal year ended December 31, 2005.

Total revenue for fiscal year 2005 increased 73 percent to $40.9 million, compared with $23.7 million in the year ended December 31, 2004. Total revenue for the fourth quarter 2005 was $9.1 million, an increase of 17 percent compared with the fourth quarter 2004. In addition, Kintera’s combined implementation, service plan and maintenance revenue base grew by 142 percent from $8.9 million in 2004 to $21.6 million in 2005. The company also processed $302 million in online donations in 2005, more than doubling the $149.2 million processed for the twelve months ended December 31, 2004.

Full year 2005 net loss was $41.9 million, or $1.36 per share, as compared with a net loss of $19.2 million, or $0.77 per share, in the year ended December 31, 2004. Kintera’s net loss for the fourth quarter 2005 was $11.8 million, or $0.37 per share, as compared to a net loss of $5.9 million, or $0.21 per share, in the fourth quarter 2004. Kintera’s fourth quarter 2005 results reflect several additional reserves, write-offs and other non-cash items that affect both revenue and expenses. Cash used in operations was $3.4 million in the fourth quarter 2005.

Fiscal year 2005 earnings before interest, taxes, depreciation and amortization (EBITDA) was a loss of $30.4 million or $0.99 per share, as compared to a loss of $12.0 million, or $0.47 per share, in the year ended December 31, 2004. EBITDA was a loss of $9.4 million, or $0.29 per share, in the fourth quarter of 2005, compared to a loss of $3.5 million or $0.12 per share, in the fourth quarter 2004.

Cash, cash equivalents and marketable securities as of December 31, 2005 totaled $41.5 million, as compared to $50.2 million as of December 31, 2004. In the fourth quarter 2005, Kintera issued 4.5 million shares of common stock in a private transaction that raised $12.3 million, net of issuance costs.

“Kintera’s growth in revenue and donations processed demonstrates the strength of our fundamental business,” said Harry E. Gruber, M.D. “The Company continues to focus on growing profitable client relationships and improving operating results.”

Fiscal year 2005 operating expenses totaled $72.8 million, an increase of $35.3 million from the year ended December 31, 2004. Operating expenses for the fourth quarter 2005 totaled $18.3 million, an increase of $6.7 million from the fourth quarter 2004. While the company’s employee base declined to 487 as of December 31, 2005, from 516 as of September 30, 2005, Kintera’s expenses included a number of non-cash items, as well as infrastructure investments that impacted the Company’s operating results.

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Announces Financial Results for Fiscal Year 2005

Recent Business Highlights

In addition to growth in revenue and donations processed, Kintera continued its focus on product development, enhancing client services and programs, and recruiting the executive management needed to improve the Company’s financial results. Highlights of Kintera’s 2005 business activities include the following:

•	Kintera technology continues to be the engine of success for its client base. In 2005, Kintera clients raised more than $700 million in both online and offline giving using Kintera Sphere™, demonstrating the organizations’ increasing reliance on Kintera technology for fundraising, communications and management needs.

•	Kintera was named a finalist in the Software and Information Industry Association’s (SIIA) 21st annual Codie awards for “Best Customer Relationship Management (CRM) Solution.” The Codie awards celebrate outstanding achievement and vision in the software, digital content and education technology industries.

•	The Company appointed a chief operating officer to its executive management team. Industry veteran Richard LaBarbera joined the company and is responsible for the strategy and execution of Kintera’s business. He has previously served as senior vice president and general manager of the enterprise solutions division at Sybase, Inc., which accounted for approximately $800 million of Sybase’s revenue.

•	Kintera launched several technology enhancements based on market demand, including the following new products:

•	Kintera FundWare® Fixed Assets module, which tracks all fixed assets through their full lifecycle including acquisition, depreciation and disposal. The product enables nonprofits and government organizations to track physical assets in one convenient location.

•	Kintera Online Grants, an online grant application software product, which helps foundations and other grant making organizations capture grant applications more flexibly and efficiently – eliminating the inefficiencies of using a disconnected grant making system.

•	The Company debuted Kintera Public Workshop, a hands-on, intensive, interactive classroom training program focusing on the core modules of Kintera Sphere™. The three-day course is designed to provide Kintera’s nonprofit customers with in-depth knowledge of Kintera Sphere’s capabilities to help increase the effectiveness of their fundraising, communications and constituent interaction efforts.

Conference Call Details

Kintera will host a conference call and slide presentation on Thurs., March 16, 2006 at 8:15 a.m. EST to discuss the company’s financial results and provide a company update. The conference call can be accessed by dialing toll-free 888-396-2384 (617-847-8711 for international calls), using conference code 42431401. A live Webcast with slide presentation and replay of the call via the Internet will be available at www.kintera.com by visiting “Press Room,” then “Investor Relations” and then “Financial Information,” or by visiting

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Announces Financial Results for Fiscal Year 2005

www.kintera.com/webcasts.

About Kintera, Inc.

Kintera®, Inc. (NASDAQ: KNTA) provides an online solution to help nonprofit organizations deliver The Giving Experience™ to donors – including giving convenience, financial transparency, feedback about the social impact of their gifts, and a sense of belonging and appreciation.

More than 15,000 accounts in the nonprofit, government and corporate sectors use Kintera’s “software as a service” innovations, including the Friends Asking Friends® fundraising program and Kintera Sphere™, an enterprise-grade software platform that provides a secure, scaleable and reliable system for contact relationship management (CRM), a web content management system (CMS), eMarketing and directed giving applications. Additionally, Kintera FundWare® provides award-winning financial management software developed for nonprofit organizations and governments.

For more information about Kintera’s software and services, visit www.kintera.com.

Kintera, Kintera Sphere, Friends Asking Friends, The Giving Experience, The Giving Communities, GivingFund, CharityGift, and FundWare are either registered trademarks or trademarks of Kintera, Inc. in the U.S. and/or other countries.

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Kintera is providing this information as of March 15, 2006, and expressly disclaims any duty to update information contained in this press release.

Forward-looking statements in this press release include, without limitation, express and implied statements regarding Kintera’s anticipated operating results and, the growth in the market for Kintera’s services. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied here. Readers are referred to the documents filed by Kintera with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: our limited operating history; our history of losses; our dependence on increased acceptance by nonprofit organizations of online fundraising; lengthy sales cycles for major customers; our need to manage growth; risks associated with accounting for and processing large amounts of donations; the rapidly changing technologies and market demands; and other risks identified in our filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information contained in this press release is a statement of Kintera’s present intention, belief or expectation and is based upon, among other things, the existing industry conditions, market conditions and prices, the economy in general and Kintera’s assumptions.

Kintera may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Kintera’s assumptions or otherwise. Kintera undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Announces Financial Results for Fiscal Year 2005

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including EBITDA and EBITDA per share, are considered non-GAAP financial measures. Kintera believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of the Company’s business and the Company’s cash flow, excluding non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles.

The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Announces Financial Results for Fiscal Year 2005

Kintera, Inc.

Condensed Consolidated Balance Sheet

(in thousands)

	As of December 31, 2005	As of December 31, 2004
	(unaudited)	(unaudited)
Cash, cash equivalents and short-investments	$41,481	$50,246
Accounts receivable	5,984	6,471
Other current assets	1,237	1,970

Total current assets	48,702	58,687
Property and equipment, net	4,103	3,576
Intangibles and other	24,867	24,675

Total assets	$77,672	$86,938

Donations payable to customers	$11,288	$4,610
Deferred revenue	11,915	8,149
Accounts payable and other current liabilities	5,418	5,488

Total current liabilities	28,621	18,247
Other liabilities	111	104
Stockholders’ equity	48,940	68,587

Total liabilities and stockholders’ equity	$77,672	$86,938

Kintera, Inc.

Reconciliation of GAAP Net Loss to EBITDA

(in thousands, except per share data)

(unaudited)

	For the three months ended December 31,		For the twelve months ended December 31,
	2005	2004	2005	2004
Net loss	$(11,841)	$(5,864)	$(41,904)	$(19,237)
Interest income	(260)	(113)	(1,072)	(383)
Depreciation and amortization	1,276	1,135	5,384	2,575
Income taxes	—	—	—	—
Stock based compensation	1,451	1,364	7,152	5,070

EBITDA	$(9,374)	$(3,478)	$(30,440)	$(11,975)

EBITDA per share	$(0.29)	$(0.12)	$(0.99)	$(0.47)

Weighted average shares - basic and diluted	32,295	27,834	30,781	25,122

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Announces Financial Results for Fiscal Year 2005

Kintera, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	For the three months ended December 31,		For the twelve months ended December 31,
	2005	2004	2005	2004
Net revenues	$9,075	$7,752	$40,924	$23,717
Cost of revenues	2,861	2,097	11,084	5,868

Gross profit	6,214	5,655	29,840	17,849
Gross margin	68%	73%	73%	75%
Sales and marketing	7,764	5,310	29,575	15,224
Product development and support	3,770	2,311	14,859	7,656
General and administrative	4,835	1,975	18,170	8,228
Amortization of purchased intangibles	615	698	3,105	1,360
Stock-based compensation	1,331	1,338	7,107	5,001

Total operating expenses	18,315	11,632	72,816	37,469
Operating loss	(12,101)	(5,977)	(42,976)	(19,620)
Interest income (expense) and other	260	113	1,072	383

Net loss	$(11,841)	$(5,864)	$(41,904)	$(19,237)

Basic and diluted net loss per share	$(0.37)	$(0.21)	$(1.36)	$(0.77)

Weighted average shares - basic and diluted	32,295	27,834	30,781	25,122

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com